[LOGO](R)
                            GALAXY NUTRITIONAL FOODS

For Immediate Release:                  Contact:
August 10, 2006                         Dawn M. Robert, Investor Relations
                                        Galaxy Nutritional Foods, Inc.
                                        (407) 854-0433

                GALAXY NUTRITIONAL FOODS ANNOUNCES NEW DIRECTORS

ORLANDO,  Florida  (August 10, 2006) Galaxy  Nutritional  Foods,  Inc.  (OTC BB:
GXYF), a leading developer and marketer of cheese alternative and dairy-related products, today announced the appointment of two new members to its Board of Directors.

Mr. Peter J. Jungsberger is an independent investor, consultant and entrepreneur with many years of experience in the food industry. From October 2003 to November 2004, he worked with the management of Fresh Pack Foods, Inc. in product development, the restructuring of deli departments, and contracts with a major grocery chain and manufacturers involving fresh food and whole meal replacement products. From May 2003 to January 2006, Mr. Jungsberger developed and marketed whole meal products to Winn Dixie under a contract with Futuristic Foods, Inc. He served as Senior Vice President of Sales at SCIS Food Services, Inc. / Chef Solutions, Inc. from May 2002 through January 2003, where he increased revenues and realized significant savings through a realignment of the sales force, route consolidation, the implementation of second-tier distribution networks, and the facilitation of a national presence. Mr. Jungsberger was also founder and CEO of Landau Foods, an innovative company producing high quality meal solution products for the retail and food service markets, from 1984 until the company was sold to SCIS Food Services in 2002.

Mr. Robert S. Mohel, C.P.A., has been a principal with the Certified Public Accounting firm of Mohel, Vogel & Elliott since September 1975. He has extensive experience in auditing, tax, structural finance and general accounting. Mr. Mohel is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

"I am very pleased to welcome Mr. Jungsberger and Mr. Mohel to our Board of Directors," stated Michael Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We have implemented a turnaround strategy in recent months that includes the outsourcing of our production and distribution activities, stringent cost controls, and a focus upon core brands that have the potential to expand our market as `healthy eating' trends continue to gain momentum. I believe the expertise of these two gentlemen will prove invaluable in strengthening the ability of our Board to support Galaxy's management team in the successful execution of this strategy."

As a result of these appointments, all vacancies on the Company's Board of Directors have been filled. The current Board consists of three independent directors and two inside directors.


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About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant-based cheese and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company's top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious products to meet the taste and dietary needs of today's increasingly health conscious consumers. For more information, visit www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol "GXYF".

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